                                                                     Exhibit e.3
                                     FORM OF
                                    AMENDMENT
                                       TO
                             UNDERWRITING AGREEMENT
                                       FOR
                               ING PARTNERS, INC.

     AMENDMENT made as of this ____ day of _________, 2004 to the Underwriting Agreement dated as of May 1, 2003, as amended (the "AGREEMENT"), between ING Financial Advisers, LLC and ING Partners, Inc. In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. SCHEDULE A of the Agreement is hereby deleted and replaced with the AMENDED SCHEDULE A attached hereto.

2. In all other respects, the Agreement is confirmed and remains in full force and effect.

3. This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date set forth above.


ING FINANCIAL ADVISERS, LLC                   ING PARTNERS, INC.



By:                                           By:
                                                         -----------------------
         --------------------------
Name:                                         Name:      Laurie M. Tillinghast
         --------------------------
Title:                                        Title:     Vice President
         --------------------------

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                                     FORM OF
                               AMENDED SCHEDULE A

                        Portfolios of ING Partners, Inc.

    ING Aeltus Enhanced Index Portfolio
    ING American Century Select Portfolio
    ING American Century Small Cap Value Portfolio
    ING Baron Small Cap Growth Portfolio
    ING Fidelity(R) VIP Contrafund(R) Portfolio
    ING Fidelity(R) VIP Equity Income Portfolio
    ING Fidelity(R) VIP Growth Portfolio
    ING Fidelity(R) VIP Mid Cap Portfolio
    ING Goldman Sachs(R) Capital Growth Portfolio
    ING Goldman Sachs(R) Core Equity Portfolio
    ING JPMorgan Fleming International Portfolio
    ING JPMorgan Mid Cap Value Portfolio
    ING MFS Capital Opportunities Portfolio
    ING OpCap Balanced Value Portfolio
    ING Oppenheimer Global Portfolio
    ING Oppenheimer Strategic Income Portfolio
    ING PIMCO Total Return Portfolio
    ING Salomon Brothers Aggressive Growth Portfolio
    ING Salomon Brothers Fundamental Value Portfolio
    ING Salomon Brothers Investors Value Portfolio
    ING Salomon Brothers Large Cap Growth Portfolio
    ING T. Rowe Price Diversified Mid Cap Growth Portfolio
    ING T. Rowe Price Growth Equity Portfolio
    ING UBS U.S. Large Cap Equity Portfolio
    ING Van Kampen Comstock Portfolio
    ING Van Kampen Equity and Income Portfolio

Dated:  ______________, 2004